                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Preliminary Proxy Statement

                                        AVI BIOPHARMA, INC.
--------------------------------------------------------------------------------
(Name of Registrant As Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.
     Title of each class of securities to which transaction applies:
     ---------------------------------------------------------------------------
     Aggregate number of securities to which transaction applies:
     ---------------------------------------------------------------------------
     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     ---------------------------------------------------------------------------
     Proposed maximum aggregate value of transaction:
     ---------------------------------------------------------------------------
     Total fee paid:
     ---------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     Amount Previously Paid:
     ---------------------------------------------------------------------------
     Form, Schedule or Registration Statement No.:
     ---------------------------------------------------------------------------
     Filing Party:
     ---------------------------------------------------------------------------
     Date Filed:
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
                              AVI BIOPHARMA, INC.
                      ONE S.W. COLUMBIA STREET, SUITE 1105
                             PORTLAND, OREGON 97258

April 30, 1999

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of the Shareholders of Record of AVI BioPharma Inc., which will be held on Wednesday, May 26, 1999, at 9:00 a.m., local time, at the Oregon Museum of Science and Industry, 1945 S.E. Water Avenue, Portland, Oregon.

    Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1998, is also enclosed.

    Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the Annual Meeting and vote in person, you will, of course, have that opportunity.

    On behalf of the Board of Directors, I would like to express our continued appreciation for your interest in the affairs of the Company.

Sincerely,
Denis R. Burger, Ph.D.
PRESIDENT AND CHIEF EXECUTIVE OFFICER

                              AVI BIOPHARMA, INC.
                      ONE S.W. COLUMBIA STREET, SUITE 1105
                             PORTLAND, OREGON 97258

                            NOTICE OF ANNUAL MEETING

                           TO BE HELD ON MAY 26, 1999

To the Shareholders of AVI BioPharma, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of AVI BIOPHARMA, INC. (the "Company") will be held on May 26, 1999, at 9:00 a.m. local time, at the Oregon Museum of Science and Industry, 1945 S.E. Water Avenue, Portland, Oregon, for the following purposes:

    1.  To elect five Group II Directors, each for a two-year term;

    2. To ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for the year ending December 31, 1999; and

    3.  To transact such other business as may properly come before the meeting.

    The Board of Directors has fixed April 5, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                          By Order of the Board of Directors

                                          Denis R. Burger, Ph.D.
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Portland, Oregon
April 30, 1999

                              AVI BIOPHARMA, INC.
                      ONE S.W. COLUMBIA STREET, SUITE 1105
                             PORTLAND, OREGON 97258

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 26, 1999

GENERAL

    This Proxy Statement is furnished to shareholders of AVI BIOPHARMA, INC. (the "Company") in connection with the solicitation by the Board of Directors of proxies from the shareholders of record of the Company's outstanding shares of Common Stock, .0001 par value (the "Common Stock"), for use at the Company's Annual Meeting of Shareholders to be held on May 26, 1999, at 9:00 a.m. local time, at the Oregon Museum of Science and Industry, 1945 S.E. Water Avenue, Portland, Oregon, and at any adjournments or postponements thereof (the "Annual Meeting").

    At the Annual Meeting, shareholders will be asked to (i) elect five members to Group II of the Board of Directors, each for a two-year term, (ii) ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for the year ending December 31, 1999, and(iii) transact such other business as may properly come before the meeting. This Proxy Statement, together with the enclosed proxy card, is first being mailed to the Company's shareholders on or about April 30, 1999.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

    The Board of Directors has fixed April 5, 1999, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to notice of and to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 3,408 beneficial holders of the 13,351,206 shares of Common Stock then outstanding. The presence, in person or by proxy, of 51% of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

    If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked therein. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED (i) FOR THE ELECTION OF THE DIRECTORS NAMED IN THE PROXY AND (ii) FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1999. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

    The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Secretary, AVI BioPharma, Inc., One S.W. Columbia Street, Suite 1105, Portland, Oregon 97258, or by attending the Annual Meeting and voting in person. All valid, unrevoked proxies will be voted at the Annual Meeting.

              AVI BIOPHARMA, INC. DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to the directors and executive officers of AVI BIOPHARMA, INC:

NAME                                           AGE                   POSITION
---------------------------------------------  --- ---------------------------------------------
                                                   President, Chief Executive Officer and
Denis R. Burger, Ph.D.(1)....................  55  Chairman of the Board
                                                   Vice President of Regulatory Affairs and
Gordon W. Duncan, Ph.D.......................  66  Clinical Development
                                                   Senior Vice President of Research and
Patrick L. Iversen, Ph.D.....................  44  Development and Director
Jeffrey L. Lillard...........................  51  Vice President and Director
                                                   Chief Operating Officer, Chief Financial
Alan P. Timmins(1)...........................  39  Officer and Director
                                                   Senior Vice President of Chemistry and
Dwight D. Weller, Ph.D.(1)...................  48  Manufacturing and Director
Nick Bunick(2)...............................  63  Director
Bruce L.A. Carter, Ph.D.(3)..................  54  Director
James B. Hicks, Ph.D.(3).....................  52  Director
Joseph Rubinfeld, Ph.D.(2)...................  66  Director

------------------------

(1) Member of the Executive Committee.

(2) Member of the Audit Committee.

(3) Member of the Compensation Committee.

    DENIS R. BURGER, PH.D. has served as President and Chief Executive Officer of AVI BioPharma, Inc. since January 1996, as President and Chief Operating Officer from 1992 to 1996, as Chairman of the Board of AVI BioPharma, Inc. since 1998, and as a Director since 1991. From 1992 to 1995, he was President and Chief Operating Officer of AVI BioPharma, Inc. He co-founded Epitope, Inc., a biotechnology company, and served as Chairman from 1981 to 1990. Dr. Burger has also been a member of Sovereign Ventures, LLC, a biotechnology consulting and merchant banking venture since 1991. Dr. Burger is a member of the Board of Directors of SuperGen, Inc. and Trinity Biotech PLC. Dr. Burger held the positions of Assistant Professor, Associate Professor and Professor at the Oregon Health Sciences University ("OHSU") from 1969 to 1986. Dr. Burger received a B.A. in Bacteriology and Immunology from the University of California, Berkeley, and his M.S. and Ph.D. degrees in Microbiology and Immunology from the University of Arizona.

    GORDON W. DUNCAN, PH.D. has served as Vice President of Regulatory Affairs and Clinical Development of AVI BioPharma, Inc. since 1997. From 1991 to 1996, he was Vice President for Research and a Director of ProCyte Corporation, and previously served as Vice President for Administration of Upjohn Laboratories (now part of Pharmacia and Upjohn) for more than 20 years. He is a founding and current director of the Program for Appropriate Technology in Health, a Senior Project Officer with the Concept Foundation, and the Executive Vice President and Chief Operating Officer for Women's Capital Corporation. Dr. Duncan received a B.S. in Animal Husbandry from Cornell University and an M.S. and Ph.D. in Physiology from Iowa State University.

    PATRICK L. IVERSEN, PH.D. has served as Senior Vice President of Research and Development and a director of AVI BioPharma, Inc. since 1997. From 1987 through 1997, Dr. Iversen was on staff at the University of Nebraska Medical Center, most recently as a Professor in the College of Medicine. Dr. Iversen, who has published extensively on antisense research and development, additionally served as a consultant to various pharmaceutical and biotechnology companies, including GLAXO Inc., Innovir Pharmaceuticals, Lynx Therapeutics, and Isis Pharmaceuticals, as well as to AVI BioPharma, Inc. Dr. Iversen holds a B.S. in Biology from Westminster College and a Ph.D. in Biochemical Pharmacology and Toxicology from the University of Utah, followed by post-doctoral work at the Eppley Institute for Research in Cancer and Allied Diseases.

    JEFFREY L. LILLARD, has served as Vice President and a director of AVI BioPharma, Inc. since September 1998. From 1995 to 1998, Mr. Lillard was Managing Officer of ImmunoTherapy Corporation. From 1993 to 1998, Mr. Lillard was a director of ImmunoTherapy Corporation. From 1993 to 1995, Mr. Lillard was President and Chief Executive Officer of ImmunoTherapy Corporation. From 1979 to 1993, Mr. Lillard was Chief Executive Officer of Clinetics Corporation, a contract manufacturing firm serving the pharmaceutical and biopharmaceutical markets with sterile parenteral services. Mr. Lillard received a B.S. degree from Michigan State University in 1970.

    ALAN P. TIMMINS has served as Chief Operating Officer and Chief Financial Officer of AVI BioPharma, Inc. since October 1996, as Executive Vice President and Chief Financial Officer since 1992, and as a director of AVI BioPharma, Inc. since 1997. From 1981 to 1991, he served in a variety of positions at the firm of Price Waterhouse LLP, most recently as a Senior Manager specializing in high technology and emerging growth companies. Mr. Timmins received a B.B.A. in Accounting and Management from the University of Portland and an M.B.A. from Stanford University. He is a Certified Public Accountant.

    DWIGHT D. WELLER, PH.D. has served as Senior Vice President of Chemistry and Manufacturing since 1997, as Vice President of Research and Development of AVI BioPharma, Inc. from 1992 to 1997, and as a director of AVI BioPharma, Inc. since 1991. He joined the faculty of Oregon State University in 1978 as Assistant Professor and was an Associate Professor in the Chemistry Department from 1984 to 1992. Dr. Weller received a B.S. in Chemistry from Lafayette College and a Ph.D. in Chemistry from the University of California at Berkeley, followed by postdoctoral work in Bio-Organic Chemistry at the University of Illinois.

    NICK BUNICK has served as a director of AVI BioPharma, Inc. since 1992. Mr. Bunick is the President and Chairman of the Board of three real estate development companies and one investment management company. From 1987 to 1990, he was a Vice President of In-Focus Systems, Inc., a company that specializes in the design and manufacturing of flat panel display products. Mr. Bunick received a B.S. in Business Administration and Marketing from the University of Florida.

    BRUCE L. A. CARTER, PH.D. has been a director of AVI BioPharma, Inc. since 1998. From 1997 to 1998, Dr. Carter was a director of ImmunoTherapy Corporation and a member of its Science Advisory Board from 1996 to 1998. He is Executive Vice President and Chief Science Officer of Novo Nordisk A/S in Copenhagen, Denmark and Seattle, Washington. From 1988 through 1993, Dr. Carter was President and CEO of ZymoGenetics, Inc. of Seattle, a wholly owned Novo Nordisk subsidiary. Prior to that he was the Head of Molecular Genetics for G.D. Searle & Co. Dr. Carter serves on several Boards of Directors, including Virginia Mason Hospital Research Center, Anergen, Inc., as well as Novo Nordisk A/S and ZymoGenetics, Inc. Dr. Carter received his Ph.D. in Microbiology from the University of London, where he was a member of Queen Elizabeth College. He completed post-doctoral fellowships at the University of Edinburgh and the University of Wisconsin. Subsequently he was Lecturer in Genetics at (and an elected Fellow of) Trinity College, Dublin. In 1996 he was elected to the Faculty of the University of Washington as Associate Professor of BioChemistry.

    JAMES B. HICKS, PH.D. has served as a director of AVI BioPharma, Inc. since 1997. He has served as the Chief Executive Officer, Chief Scientist and a director of Hedral Therapeutics, Inc., a biotechnology company, since its founding in 1993. Previously, he was a founding scientist and a Senior Scientific Director at ICOS Corporation from 1990 to 1993, and Director of the PPG Industries/Scripps Joint Research Program at Scripps Clinic, as well as an Adjunct Member of the Molecular Biology Department in the

Research Institute of Scripps Clinic from 1986 to 1990. From 1978 through 1986, he was Senior Scientist and Lab Chief of the Delbruck Laboratory at Cold Spring Harbor Laboratory. Dr. Hicks received his B.A. degree in Biology from Willamette University and his Ph.D. in Molecular Biology from the University of Oregon, followed by post-doctoral research at Cornell University.

    JOSEPH RUBINFELD, PH.D. has served as a director of AVI BioPharma, Inc. since 1996. He has served as Chief Executive Officer, President, Chief Scientific Officer and a director of SuperGen, Inc. since its inception in 1991. Dr. Rubinfeld was one of the four initial founders of Amgen, Inc. in 1980 and served as Vice President and Chief of Operations until 1983. From 1987 to 1990, he was Senior Director at Cetus Corporation. From 1968 to 1980, Dr. Rubinfeld was employed at Bristol-Myers Squibb (formerly Bristol-Myers International Corporation) in a variety of positions, most recently as Vice President and Director of Research and Development. He received his B.S. in Chemistry from C.C.N.Y., and his M.A. and Ph.D. degrees in Chemistry from Columbia University.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    During 1998, AVI BioPharma, Inc.'s Board of Directors held four (4) meetings. Each incumbent director attended more than seventy-five percent (75%) of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he served during the period that he served.

    The Board of Directors has appointed a standing Audit Committee which, during the fiscal year ended December 31, 1998, conducted no meetings. The members of the Audit Committee currently are Nick Bunick and Joseph Rubinfeld, Ph.D. The Audit Committee reviews the scope of the independent annual audit, the independent public accountants' letter to the Board of Directors concerning the effectiveness of AVI BioPharma, Inc.'s internal financial and accounting controls and the Board of Directors' response to that letter, if deemed necessary. The Board of Directors also has appointed a Compensation Committee which reviews executive compensation and makes recommendations to the full Board regarding changes in compensation, and also administers AVI BioPharma, Inc.'s stock option plans. During the fiscal year ended December 31, 1998, the Compensation Committee held one (1) meeting. The members of the Compensation Committee currently are James B. Hicks, Ph.D., and Bruce L. A. Carter, Ph.D.

DIRECTOR COMPENSATION

    Directors who are not employees of AVI BioPharma, Inc. receive a nonqualified option to purchase 33,334 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of the grant pursuant to AVI BioPharma, Inc.'s 1992 Stock Incentive Plan, which vest over four years. In addition, each outside director receives $1,000 for each Board meeting attended in person. Drs. Rubinfeld and Carter are reimbursed for expenses of attendance at Board meetings.

SCIENTIFIC ADVISORY COMMITTEE

    AVI BioPharma, Inc. has established relationships with a group of scientific advisors with expertise in their respective fields that complement AVI BioPharma, Inc.'s product research and development. The following individuals serve on the Scientific Advisory Committee to AVI BioPharma, Inc.'s Board of
Directors:

    CHRISTOPHER K. MATHEWS, PH.D. is Chairman of the Scientific Advisory Committee. He is the Chairman of the Biochemistry-Biophysics Department at Oregon State University. Dr. Mathews received a B.A. from Reed College and a Ph.D. in Biochemistry from the University of Washington. He performed postdoctoral work in Biochemistry at the University of Pennsylvania. Dr. Mathews joined the Scientific Advisory Committee in 1994 and was a director of AVI BioPharma, Inc. from 1991 to 1994.

    STEVEN H. HEFENEIDER, PH.D. has been a staff immunologist at the Veterans Administration Medical Center in Portland, Oregon since 1985 and Research Associate Professor in the Department of Medicine at OHSU since 1987. He received a B.S. in biology from the University of Oregon, an M.S. in genetics from the University of Minnesota and a Ph.D. in Microbiology and Immunology from OHSU in 1981.

    DAVID J. HINRICHS, PH.D. is a Research Scientist at the Veterans Administration Medical Center in Portland, Oregon and a Professor of Microbiology and Immunology at OHSU. From 1976 to 1985 he was a Professor of Microbiology at Washington State University. He received a Ph.D. in Microbiology from the University of Arizona in 1967.

    JEFFREY D. HOSENPUD, M.D. has been Chief of Cardiology and a Professor of Medicine at the Medical College of Wisconsin in Milwaukee since 1994. Dr. Hosenpud was Professor of Medicine and Head of the Cardiac Transplant Medicine at OHSU from 1980 to 1994, and Medical Director for the Registry of the International Society for Heart & Lung Transplantation since 1993. Dr. Hosenpud completed his M.D. at the University of California, Los Angeles.

                   AVI BIOPHARMA, INC. EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning the compensation of AVI BioPharma, Inc.'s Chief Executive Officer and each of the four (4) other most highly compensated executive officers of AVI BioPharma, Inc. (the "named executive officers") for the fiscal years ending December 31, 1998, 1997 and 1996.

                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                                                                            --------------
                                                                ANNUAL COMPENSATION           SECURITIES
                                                          --------------------------------    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                                 YEAR       SALARY      BONUS     OPTIONS/SARS    COMPENSATION
--------------------------------------------------------  ---------  ----------  ---------  --------------  ---------------
Denis R. Burger, Ph.D...................................       1998  $  240,400  $  25,000       200,000       $   7,250
  President and Chief Executive                                1997     216,650     25,000       100,000           3,558
  Officer                                                      1996     121,925         --            --           2,443

Alan P. Timmins.........................................       1998  $  175,400  $  25,000       135,000       $   4,662
  Chief Operating Officer and Chief                            1997     130,400     25,000        50,000           2,265
  Financial Officer                                            1996      76,959         --            --           2,262

Patrick L. Iversen, Ph.D................................       1998  $  150,400         --        56,000       $     851
  Senior Vice President of Research                            1997      39,634         --       100,000              --
  and Development                                              1996          --         --            --              --

Dwight D. Weller, Ph.D..................................       1998  $  150,400         --        84,000       $   3,925
  Senior Vice President of Chemistry                           1997     130,817         --        50,000           2,412
  and Manufacturing                                            1996      82,066         --            --           2,412

Jeffrey L. Lillard......................................       1998  $  121,458         --        50,000              --
  Vice President                                               1997          --         --            --              --
                                                               1996          --         --            --              --

STOCK OPTIONS

    The following table sets forth information concerning options granted to the named executives during the year ended December 31, 1998, under AVI BioPharma, Inc.'s 1992 Stock Incentive Plan.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE VALUE AT
                                 NUMBER OF                                                      ASSUMED ANNUAL RATES OF STOCK
                                SECURITIES                                                         APPRECIATION FOR OPTION
                                UNDERLYING    PERCENT OF TOTAL     EXERCISE                                TERM(3)
                                  OPTIONS      OPTIONS GRANTED     PRICE PER                    -----------------------------
NAME                            GRANTED(2)    EMPLOYEES IN 1998      SHARE     EXPIRATION DATE            5% / 10%
------------------------------  -----------  -------------------  -----------  ---------------  -----------------------------
John Beaulieu(1)..............      33,334             4.42%       $    3.81       08/24/2003      $        35,088/$77,536
Denis Burger, Ph.D............     200,000            26.49%            6.63       02/02/2008      $    874,008/$2,176,552
Bruce Carter, Ph.D............      33,334             4.42%            3.75       11/30/2008      $       78,613/$199,222
Patrick Iversen, Ph.D.........      56,000             7.42%            6.63       02/02/2008      $      244,722/$609,435
Jeffrey Lillard...............      50,000             6.62%            3.13       09/15/2008      $       97,858/$248,374
Alan Timmins..................     135,000            17.88%            6.63       02/02/2008      $    589,955/$1,469,173
Dwight Weller, Ph.D...........      84,000            11.13%            6.63       02/02/2008      $      367,083/$914,152

------------------------

(1) Mr. Beaulieu resigned from the Board of Directors on June 12, 1998.

(2) All options granted in 1998 for Mr. Carter become exercisable starting August 31, 1999, with one-quarter of the options becoming exercisable at that time with an additional one-quarter of the options becoming exercisable on the first, second and third anniversary dates of August 31, 1999, respectively. All options granted in 1998 for Mr. Lillard become exercisable starting 12 months after the grant date, with one-quarter of the options becoming exercisable at that time with an additional one-quarter of the options becoming exercisable on the second, third and fourth anniversary dates of the option grant, respectively. All options granted in 1998 for Mr. Beaulieu became exercisable on September 24, 1998. All options granted in 1998 for Dr. Burger, Mr. Timmins and Dr. Weller became exercisable starting on the grant date, with one-third being exercisable at that time with an additional one-third of the options becoming exercisable on January 1, 1999 and January 1, 2000, respectively. All options granted in 1998 for Dr. Iversen become exercisable starting January 1, 1999, with one-half of the options becoming exercisable at that time with the remaining one-half of the options becoming exercisable on January 1, 2000.

(3) The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the Common Stock compounded annually for a ten-year period. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future years.

OPTION EXERCISES AND HOLDINGS

    The following table provides information, with respect to the named executive officers, concerning the exercise of options during the year ended December 31, 1998, and unexercised options held as of December 31, 1998.

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED IN-THE-
                                           SHARES                  OPTIONS AT DECEMBER 31,  MONEY OPTIONS AT DECEMBER 31,
                                         ACQUIRED ON     VALUE        1998 EXERCISABLE/         1998(3) EXERCISABLE/
NAME                                      EXERCISE    REALIZED(2)       UNEXERCISABLE               UNEXERCISABLE
---------------------------------------  -----------  -----------  -----------------------  -----------------------------
John Beaulieu(1).......................          --           --          33,334/--              $    6,333/--
Denis Burger, Ph.D.....................          --           --       532,402/133,333                  --/--
Bruce Carter, Ph.D.....................          --           --        17,640/33,334                 559/8,334
Patrick Iversen, Ph.D..................          --           --       25,000/131,000                   --/--
Jeffrey Lillard........................          --           --        28,350/50,000                899/43,750
Alan Timmins...........................          --           --       185,000/106,667                  --/--
Dwight Weller, Ph.D....................          --           --       172,017/56,001                   --/--
Nick Bunick............................          --           --          33,334/--                     --/--
James Hicks, Ph.D......................          --           --        8,333/25,001                    --/--
Joseph Rubinfeld, Ph.D.................          --           --        16,667/16,667                   --/--

------------------------

(1) Mr. Beaulieu resigned from the Board of Directors on June 12, 1998.

(2) The value realized is based on the difference between the market price at the time of exercise of the options and the applicable exercise price.

(3) Represents the total gain which would be realized if all in-the-money options held at December 31, 1998 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the fair market value of $4.00 per share at December 31, 1998. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

SECTION 16 REPORTS

    Section 16(a) of the Exchange Act requires AVI BioPharma, Inc.'s directors and officers, and persons who own more than ten percent (10%) of a registered class of AVI BioPharma, Inc.'s equity securities, to file initial reports of ownership and report of changes in ownership with the Commission. Such persons also are required to furnish AVI BioPharma, Inc. with copies of all Section 16(a) reports they file.

    Based solely on its review of the copies of such reports received by it with respect to fiscal year 1998, or written representations from certain reporting persons, AVI BioPharma, Inc. believes that all filing requirements applicable to its directors, officers and persons who own more than ten percent (10%) of a registered class of AVI BioPharma, Inc.'s equity securities have been complied with for fiscal 1998.

    STOCK OWNED BY AVI BIOPHARMA, INC. MANAGEMENT AND PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information regarding the ownership of AVI BioPharma, Inc. Common Stock as of March 31, 1999, with respect to: (i) each person known by AVI BioPharma, Inc. to beneficially own more than five percent (5%) of the outstanding shares of AVI BioPharma, Inc. Common

Stock, (ii) each of AVI BioPharma, Inc.'s directors, (iii) each of AVI BioPharma, Inc.'s named executive officers and (iv) all directors and executive officers as a group.

                                                                                           SHARES BENEFICIALLY
                                                                                                  OWNED
                                                                                          ----------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                                                      NUMBER(1)   PERCENT(1)
----------------------------------------------------------------------------------------  ----------  ----------
James E. Summerton, Ph.D.(2) ...........................................................   2,024,388        15.2%
  2680 S.W. 3rd Street
  Corvallis, OR 97333

Jeffrey L. Lillard(3) ..................................................................   1,053,070         7.9%
  AVI BioPharma, Inc.
  1 S.W. Columbia, Suite 1105
  Portland, OR 97258

John A. Beaulieu(4)(5) .................................................................     765,786         5.7%
  4370 N.E. Halsey, Suite 233
  Portland, OR 97213

Oregon Resource and Technology(4)(6) ...................................................     765,786         5.7%
  Development Fund
  4370 N.E. Halsey, Suite 233
  Portland, OR 97213

Wayne Embree(4)(7) .....................................................................     732,452         5.5%
  4370 N.E. Halsey, Suite 233
  Portland, OR 97213

Denis R. Burger, Ph.D.(8) ..............................................................     650,219         4.9%
  AVI BioPharma, Inc.
  1 S.W. Columbia, Suite 1105
  Portland, OR 97258

Dwight D. Weller, Ph.D.(9) .............................................................     482,447         3.6%
  AVI BioPharma, Inc.
  4575 S.W. Research Way, Suite 200
  Corvallis, OR 97333

Alan P. Timmins(10) ....................................................................     251,158         1.9%
  AVI BioPharma, Inc.
  1 S.W. Columbia, Suite 1105
  Portland, OR 97258

Nick Bunick(11) ........................................................................     200,734         1.5%
  AVI BioPharma, Inc.
  1 S.W. Columbia, Suite 1105
  Portland, OR 97258

                                                                                           SHARES BENEFICIALLY
                                                                                                  OWNED
                                                                                          ----------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                                                      NUMBER(1)   PERCENT(1)
----------------------------------------------------------------------------------------  ----------  ----------
Patrick L. Iversen, Ph.D.(12) ..........................................................      77,900           *
  AVI BioPharma, Inc.
  4575 S.W. Research Way, Suite 200
  Corvallis, OR 97333

Joseph Rubinfeld, Ph.D.(13) ............................................................      25,000           *
  AVI BioPharma, Inc.
  1 S.W. Columbia, Suite 1105
  Portland, OR 97258

Bruce L.A. Carter, Ph.D.(14) ...........................................................      17,640           *
  AVI BioPharma, Inc.
  1 S.W. Columbia, Suite 1105
  Portland, OR 97258

James B. Hicks, Ph.D.(15) ..............................................................      16,667           *
  AVI BioPharma, Inc.
  1 S.W. Columbia, Suite 1105
  Portland, OR 97258

All directors and officers as a group (10 persons)......................................   2,788,625        20.9%

------------------------

*   Less than one percent

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within sixty (60) days of March 31, 1999, are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

(2) Includes 727,154 shares held jointly or by others over which Dr. Summerton exercises voting and investment power.

(3) Includes 510,246 shares subject to warrants and 28,350 shares subject to options exercisable within sixty (60) days of March 31, 1999.

(4) The Oregon Resource and Technology Development Fund ("ORTDF") is an investment fund established by the State of Oregon. ORTDF has contracted with Cascadia Pacific Management, LLC to manage the assets of ORTDF. ORTDF also has contracted with Cascadia Pacific Management, LLC to hold of record equity investments of ORTDF for the benefit of ORTDF. Mr. Beaulieu and Mr. Embree are the sole member managers of Cascadia Pacific Management, LLC.

(5) Includes 33,334 shares subject to options exercisable within sixty (60) days of March 31, 1999, of which Mr. Beaulieu is the record owner. ORTDF is the beneficial owner of all of the 33,334 options for which Mr. Beaulieu is the record owner. Includes 732,452 shares of Common Stock issued to Cascadia Pacific Management, LLC for the benefit of ORTDF.

(6) Includes 33,334 shares subject to options held of record by Mr. Beaulieu and exercisable within sixty (60) days of March 31, 1999, and 732,452 shares issued to Cascadia Pacific Management, LLC for the benefit of ORTDF. See note 4 above.

(7) Includes 732,452 shares of Common Stock issued to Cascadia Pacific Management, LLC for the benefit of ORTDF.

(8) Includes 34,434 shares held by Sovereign Ventures, LLC, a limited liability company in which Dr. Burger is a general partner. Also includes 599,068 shares subject to options exercisable within sixty (60) days of March 31, 1999.

(9) Includes 247,634 shares held jointly or by others over which Dr. Weller exercises voting and investment power, 200,017 shares subject to options exercisable by Dr. Weller and 7,418 shares subject to options exercisable by Dr. Weller's spouse within sixty (60) days of March 31, 1999.

(10) Includes 246,667 shares subject to options exercisable within sixty (60) days of March 31, 1999.

(11) Includes 50,667 shares held jointly or by others over which Mr. Bunick exercises voting and investment power. Includes 33,334 shares subject to options exercisable within sixty (60) days of March 31, 1999.

(12) Includes 53,000 shares subject to options exercisable within sixty (60) days of March 31, 1999.

(13) Includes 25,000 shares subject to options exercisable within sixty (60) days of March 31, 1999.

(14) Includes 17,640 shares subject to options exercisable within sixty (60) days of March 31, 1999.

(15) Includes 16,667 shares subject to options exercisable within sixty (60) days of March 31, 1999.

        CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH AVI BIOPHARMA, INC.

    James E. Summerton, Ph.D., the former President, former Chief Scientific Officer, and a former director of AVI BioPharma, Inc., is the general partner of Anti-Gene Development Group ("AGDG"), and was the general partner of NEU-GENE Development Group ("NGDG"). AGDG was founded in 1981 and NGDG was founded in 1984 to own and fund AVI BioPharma, Inc.'s development of gene-targeted therapeutics and NEU-GENE technology. NGDG and AGDG were combined in 1989, with AGDG as the surviving entity. AVI BioPharma, Inc. entered into numerous research and development contracts with AGDG and NGDG, all of which were completed or were superseded by the Technology Transfer Agreement described below.

    On February 9, 1993, the company and AGDG entered into a Technology Transfer Agreement whereby effective May 19, 1993, AGDG conveyed all intellectual property in its control related to antisense technology (the "Intellectual Property") to AVI BioPharma, Inc. As part of the conveyance, AVI BioPharma, Inc. tendered to AGDG for liquidation all partnership units received pursuant to an exchange offer and received a 49.37 percent undivided interest in the intellectual property. AVI BioPharma, Inc. then purchased the remaining undivided interest in the Intellectual Property in consideration of payments of
4.05 percent of gross revenues in excess of $200 million, if any, sales of products by AVI BioPharma, Inc. which would, in the absence of the Technology Transfer Agreement, infringe a valid claim under any patent transferred to AVI BioPharma, Inc. (the "Technology Fees"). AVI BioPharma, Inc.'s obligation to make payments of the Technology Fees with respect to a particular product terminates upon the expiration of all patents transferred to AVI BioPharma, Inc. pursuant to the Technology Transfer Agreement related to that product.

    Pursuant to a License and Option Agreement by and between AGDG and AVI BioPharma, Inc. dated February 9, 1993 (the "License Agreement"), AVI BioPharma, Inc. granted to AGDG a royalty-free nonexclusive license to use the Intellectual Property for internal research and development and to sell small quantities of products incorporating the Intellectual Property. In addition, if AGDG develops any specific prototype products which incorporate any of the Intellectual Property, AVI BioPharma, Inc. has the right to commercialize and market such products in consideration of payments of 4.05 percent of gross revenues, in excess of the $200 million exemption for all products utilizing the Intellectual Property, to AGDG. If AVI BioPharma, Inc. elects not to commercialize the proposed AGDG product or fails to meet certain product development milestones, AVI BioPharma, Inc. is required to grant AGDG a license to develop and market the proposed product (an "AGDG License"). AVI BioPharma, Inc. is entitled to payments for the AGDG license but only if the proposed product incorporates patented improvements developed by AVI BioPharma, Inc. to the Intellectual Property. The amount of the license fee payable to AVI BioPharma, Inc. by AGDG for products sold by AVI BioPharma, Inc. and covered by the Technology Transfer Agreement. AGDG also has the right to obtain an exclusive royalty-free license to use, develop, make, sell, distribute and sublicense products utilizing the Intellectual Property at such time as AVI BioPharma, Inc. has less than ten (10) full-time employees engaged in developing, testing or marketing products based upon the Intellectual Property for a period of at least 180 consecutive days.

    On January 20, 1997, AGDG and AVI BioPharma, Inc. amended the Technology Transfer Agreement to reduce the Technology Fees arising from the sale of diagnostic products from 4.05 percent to 2 percent and to remove the $200 million exemption with respect to sales of such diagnostic products. AVI BioPharma, Inc. also granted to AGDG royalty-bearing licenses to make, use and sell certain quantities of product derived from the Intellectual Property.

    On June 8, 1998, the Company loaned $440,000 to Mr. Jeffrey L. Lillard, a Vice President and Director, to assist Mr. Lillard with his relocation to Portland, Oregon. This loan was (i) full recourse, (ii) interest-bearing at the rate of nine and one-half percent (9 1/2%) per annum, (iii) secured by a mortgage on Mr. Lillard's residence and a guaranty of Mr. Matthew L. Lillard, and (iv) due March 31, 1999. The indebtedness of Mr. Lillard to the Company was fully paid on March 31, 1999.

                   ELECTION OF AVI BIOPHARMA, INC. DIRECTORS

    At the AVI BioPharma Annual Meeting, five (5) directors will be elected, each for a two-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

    Under AVI BioPharma's bylaws, the directors are divided into two groups with Group I consisting of four (4) directors and Group II consisting of five (5) directors. The term of office of one group of directors expires in each year, and their successors are elected for terms of two years and until their successors are elected and qualified. There is no cumulative voting for election of directors.

    INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS. The following table sets forth the names of the Board of Director's nominees for election as a Group II director and those directors who will continue to serve after the AVI BioPharma Annual Meeting. Also set forth is certain other information with respect to each such person's age at March 31, 1999, the periods during which he has served as a director of AVI BioPharma and positions currently held with AVI BioPharma.

                                                          DIRECTOR    EXPIRATION OF
                                                   AGE      SINCE         TERM           POSITIONS HELD WITH AVI BIOPHARMA
                                            -----------  -----------  -------------  ------------------------------------------
NOMINEES:
  Denis R. Burger, Ph.D...................          55         1991          2001    President, Chief Executive Officer,
                                                                                     Director

  Patrick L. Iversen, Ph.D................          44         1997          2001    Vice President of Research and
                                                                                     Development, Director

  Nick Bunick.............................          63         1992          2001    Director

  Bruce L. A. Carter, Ph.D................          54         1998          2001    Director

  Jeffrey L. Lillard......................          51         1990          2001    Vice President, Director

CONTINUING DIRECTORS:

  James B. Hicks, Ph.D....................          52         1997          2000    Director

  Joseph Rubinfeld, Ph.D..................          66         1996          2000    Director

  Alan P. Timmins.........................          39         1997          2000    Chief Operating Officer, Chief Financial
                                                                                     Officer, and Director

  Dwight D. Weller, Ph.D..................          48         1991          2000    Senior Vice President of Chemistry and
                                                                                     Manufacturing, and Director

    BOARD OF DIRECTORS COMMITTEES AND NOMINATIONS BY SHAREHOLDERS. The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The Board will also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to AVI BioPharma's Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of AVI BioPharma not less than 60 days prior to the date of the meeting.

    See "AVI BIOPHARMA, INC. DIRECTORS AND EXECUTIVE OFFICERS" for biographical information with respect to the Nominees and Continuing Directors and "--Director Compensation" for certain information regarding compensation of directors.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR. If a quorum is present, AVI BioPharma's Bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the AVI BioPharma Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

       RATIFICATION OF APPOINTMENT OF AVI BIOPHARMA INDEPENDENT AUDITORS

    The AVI BioPharma Board has appointed Arthur Andersen LLP to act as independent auditors for AVI BioPharma for the fiscal year ending December 31, 1999, subject to ratification of such appointment by AVI BioPharma's shareholders.

    Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Arthur Andersen LLP to audit the books and accounts of AVI BioPharma for the fiscal year ending December 31, 1999.

    A representative of Arthur Andersen LLP is expected to be present at the AVI BioPharma Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

    THE AVI BIOPHARMA BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS
PROPOSAL. The proposal must be approved by the holders of at least a majority of the shares of AVI BioPharma Common Stock present in person or by proxy at the AVI BioPharma Annual Meeting. Abstentions and broker non-votes are treated as "no" votes in determining whether the proposal is approved. The proxies will be voted for or against the proposal, or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the amendment to the Plan.

                                 OTHER BUSINESS

    As of the date of this Proxy Statement, the Company knows of no other business that will be presented for action at the meeting. If any other business requiring a vote of the shareholders should properly come before the meeting, the persons named in the enclosed proxy form will vote in their discretion upon such other matters.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

    Any shareholder proposal intended for inclusion in the proxy statement and form of proxy relating to the Company's 2000 annual meeting of shareholders must be received by the Company not later than December 31, 1999, pursuant to the proxy soliciting regulations of the Securities and Exchange Commission (the "SEC"). Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or form of proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

                              COST OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be additionally compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

                             ADDITIONAL INFORMATION

    A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1998 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-KSB for its fiscal year ended December 31, 1998 with the Securities and Exchange Commission (the "SEC"). The SEC maintains a web site, WWW.SEC.GOV, that contains reports, proxy statements, and certain other information filed electronically by the Company with the SEC. Shareholders may obtain, free of charge, a copy of the Form 10-KSB, without exhibits, by writing to Investor Relations, AVI BioPharma, Inc., One S.W. Columbia Street, Portland, Oregon 97258 or visiting the Company's web site at WWW.AVIBIO.COM.

-------------------------------------------------------------------------------

                            AVI BIOPHARMA, INC. PROXY
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of ANTIVIRALS INC., an Oregon corporation (the "Company"), hereby appoints Denis R. Burger, Ph.D. and Alan P. Timmins, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 a.m. local time, on Wednesday, May 26, 1999, at the Oregon Museum of Science and Industry, 1945 S.E. Water Avenue, Portland, Oregon, and any adjournments or postponements thereof upon the matters listed herein.


-------------------------------------------------------------------------------
                         -  FOLD AND DETACH HERE  -

-------------------------------------------------------------------------------

                                                            Please mark
                                                            your votes as   /X/
                                                            indicated in
                                                            this example


1. To elect five members to the Company's Board of Directors. Directors nominated are Dennis R. Burger, Ph.D., Patrick L. Iverson, Ph.D., Nick Bunick, Bruce L.A. Carter, Ph.D., and Jeffrey L. Lillard

               WITHHELD         FOR ALL
FOR            FOR ALL          EXCEPT *

/ /             / /                / /

*Except:
        ----------------------------------------------------

2. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors.

FOR            AGAINST             ABSTAIN

/ /             / /                  / /

3. In their discretion, the proxies are authorized to vote upon such matters as may properly come before the meeting or any adjournments or postponements thereof.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY, USING THE ENCLOSED ENVELOPE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.

The undersigned hereby acknowledges receipt of the Company's Proxy Statement and hereby revokes any proxy or proxies previously given.

Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).


Typed or Printed Name(s)
                         ----------------------------------------------
Authorized Signature
                     --------------------------------------------------

Title or Authority, if applicable
                                 --------------------------------------

Date
    ------------------------

If you received more than one Proxy Card, please sign and return all such cards in the accompanying envelope.


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                          -  FOLD AND DETACH HERE  -